UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2018

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 9, 2018, InvenTrust Properties Corp. (the “Company”) held its 2018 annual meeting of stockholders and held a stockholder vote on Proposals 1, 2 and 3 as described in the Company’s proxy statement.
The stockholders voted on Proposal 1, electing the seven nominees named below to serve as directors until the next annual meeting of stockholders or as otherwise provided in the Company’s governing documents. The final results of the election of directors were as follows:

Nominee	For	Withhold	Broker Non-Votes
Stuart Aitken	227,832,758	28,279,913	143,673,103
Thomas F. Glavin	227,805,349	28,307,322	143,673,103
Thomas P. McGuinness	227,453,794	28,658,877	143,673,103
Scott A. Nelson	227,942,706	28,169,965	143,673,103
Paula J. Saban	228,728,327	27,725,639	143,673,103
Michael A. Stein	227,387,032	28,725,639	143,673,103
Julian E. Whitehurst	227,881,229	28,231,442	143,673,103
In addition to electing directors, the stockholders voted on and approved Proposal 2, to ratify the audit committee’s selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The final results for the approval of Proposal 2 were as follows:

For	Against	Abstain
385,026,465	5,708,522	9,050,787
Finally, the stockholders voted on and approved Proposal 3, to approve on an advisory non-binding basis, a resolution approving the compensation of our named executive officers (say on pay). The final results for the approval of Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
193,663,773	35,826,874	26,622,064	143,673,103

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: May 10, 2018	By:	/s/ Thomas P. McGuinness
	Name:	Michael E. Podboy
	Title:	President and Chief Executive Officer